333154286

EFFECTIVE 22 2009 THE
AMERICAN DEPOSITARY
SHARE ADS RATIO WILL
CHANGE FROM 115 ONE
ADS REPRESENTING ONE
FIFTH OF AN ORDINARY
SHARE TO 12 ONE ADS
REPRESENTING TWO
ORDINARY SHARES
WITH A NEW PAR VALUE
OF 0.61538 PENCE EACH
SHARE. AMERICAN
DEPOSITARY SHARESOne 1
American Depositary Share
represents OneFifth of One 15
Share
THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK
PAR VALUE 6.15385 PENCE
EACH OF
CAIRN ENERGY PLC
INCORPORATED UNDER
THE LAWS OF BRITAIN
       The Bank of New York
Mellon as depositary hereinafter
called the Depositary hereby
certifies i that there have been
deposited with the Depositary or
its agent nominee custodian
clearing agency or
correspondent the securities
described above Shares or
evidence of the right to receive
such Shares ii that at the date
hereof each American
Depositary Share evidenced by
this Receipt represents the
amount of Shares shown above
and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called and
except as otherwise herein
expressly provided is entitled
upon surrender at the Corporate
Trust Office of the Depositary
New York New York of this
Receipt duly endorsed for
transfer and upon payment of
the charges as provided on the
reverse of this Receipt and in
compliance with applicable laws
or governmental regulations at
Owners option 1 to delivery at
the office of the agent nominee
custodian clearing agency or
correspondent of the Depositary
to a person specified by Owner
of the amount of Deposited
Securities represented hereby or
evidence of the right to receive
the same or 2 to have such
Deposited Securities forwarded
at his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words
Deposited Securities wherever
used in this Receipt shall mean
the Shares deposited under the
agreement created by the
Receipts as hereinafter defined
including such evidence of the
right to receive the same and
any and all other securities cash
and other property held by the
Depositary in place thereof or in
addition thereto as provided
herein.  The word Owner
wherever used in this Receipt
shall mean the name in which
this Receipt is registered upon
the books of the Depositary
from time to time.  The
Depositarys Corporate Trust
Office is located at a different
address than its principal
executive office. Its Corporate
Trust Office is located at 101
Barclay Street New York New
York 10286 and its principal
executive office is located at
One Wall Street New York New
York 10286.
             1.
                    RECEI
PTS.
       This American
Depositary Receipt this Receipt
is one of a continuing issue of
American Depositary Receipts
collectively the Receipts all
evidencing rights of like tenor
with respect to the Deposited
Securities and all issued or to be
issued upon the terms and
subject to the conditions herein
provided which shall govern the
continuing arrangement by the
Depositary with respect to
initial deposits as well as the
rights of holders and Owners of
Receipts subsequent to such
deposits.
       The issuer of the
Receipts is deemed to be the
legal entity resulting from the
agreement herein provided for.
       The issuance of
Receipts against deposits
generally may be suspended or
the issuance of Receipts against
the deposit of particular Shares
may be withheld if such action
is deemed necessary or
advisable by the Depositary at
any time and from time to time
because of any requirements of
any government or
governmental body or
commission or for any other
reason.  The Depositary
assumes no liability with respect
to the validity or worth of the
Deposited Securities.
             2.
                    TRAN
SFER OF RECEIPTS.
       Until the surrender of
this Receipt in accordance with
the terms hereof the Depositary
will maintain an office in the
Borough of Manhattan The City
of New York for the registration
of Receipts and transfers of
Receipts where the Owners of
the Receipts may during regular
business hours inspect the
transfer books maintained by
the Depositary that list the
Owners of the Receipts.  The
transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate
Trust Office by the holder
hereof in person or by duly
authorized attorney upon
surrender of this Receipt
properly endorsed for transfer or
accompanied by proper
instruments of transfer and
funds sufficient to pay any
applicable transfer taxes and the
fees and expenses of the
Depositary and upon
compliance with such
regulations if any as the
Depositary may establish for
such purpose.  This Receipt may
be split into other such Receipts
or may be combined with other
such Receipts into one Receipt
representing the same aggregate
number of American Depositary
Shares as the Receipt or
Receipts surrendered.  Upon
such split or combination not
involving a transfer a charge
will be made as provided herein.
 The Depositary may close the
transfer books at any time or
from time to time when deemed
expedient by it in connection
with the performance of its
duties hereunder.
             3.
                    PROO
F OF CITIZENSHIP OR
RESIDENCE.
       The Depositary may
require any holder or Owner of
Receipts or any person
presenting securities for deposit
against the issuance of Receipts
from time to time to file such
proof of citizenship or residence
and to furnish such other
information by affidavit or
otherwise and to execute such
certificates and other
instruments as may be necessary
or proper to comply with any
laws or regulations relating to
the issuance or transfer of
Receipts the receipt or
distribution of dividends or
other property or the taxation
thereof or of receipts or
deposited securities and the
Depositary may withhold the
issuance or registration of
transfer of any Receipt or
payment of such dividends or
delivery of such property from
any holder Owner or other
person as the case may be who
shall fail to file such proofs
certificates or other instruments.
             4.
                    TRAN
SFERABILITY
RECORDOWNERSHIP.
       It is a condition of this
Receipt and every successive
holder and Owner of this
Receipt by accepting or holding
the same consents and agrees
that title to this Receipt when
properly endorsed or
accompanied by proper
instruments of transfer is
transferable by delivery with the
same effect as in the case of a
negotiable instrument provided
however that prior to the due
presentation of this Receipt for
registration of transfer as above
provided and subject to the
provisions of Article 9 below
the Depositary notwithstanding
any notice to the contrary may
treat the person in whose name
this Receipt is registered on the
books of the Depositary as the
absolute owner hereof for the
purpose of determining the
person entitled to distribution of
dividends and for any other
purpose.
             5.
                    TAX
LIABILITY.
       The Depositary shall
not be liable for any taxes or
governmental or other
assessments or charges that may
become payable in respect of
the Deposited Securities but a
ratable part of any and all of the
same whether such tax
assessment or charge becomes
payable by reason of any
present or future law statute
charter provision bylaw
regulation or otherwise shall be
payable by the Owner hereof to
the Depositary at any time on
request.  Upon the failure of the
holder or Owner of this Receipt
to pay any such amount the
Depositary may sell for account
of such Owner an amount of the
Deposited Securities equal to all
or any part of the amount
represented by this Receipt and
may apply the proceeds in
payment of such obligations the
Owner hereof remaining liable
for any deficiency.
             6.
                    REPR
ESENTATIONS AND
WARRANTIES.
       Every person presenting
Shares for deposit shall be
deemed thereby to represent and
warrant that such Shares and
each certificate if any therefor
are validly issued fully paid and
nonassessable that such Shares
were not issued in violation of
any preemptive or similar rights
of the holders of any securities
and that the person making such
deposit is duly authorized so to
do.  Every such person shall
also be deemed to represent that
the deposit of such securities
and the sale of American
Depositary Shares representing
such Shares by that person in
the United States are not
restricted under the Securities
Act of 1933 as amended the
Securities Act of 1933.  Such
representations and warranties
shall survive the deposit of such
securities and issuance of
Receipts.
       This Receipt is issued
subject and all rights of the
holder or Owner hereof are
expressly subject to the terms
and conditions set forth on both
sides of this Receipt all of
which form a part of the
agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
             7.
                    REPO
RTS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
       As of the date of the
establishment of the program
for issuance of Receipts by the
Depositary the Depositary
believed based on limited
investigation that the issuer of
the Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required
by foreign law or otherwise or ii
published information in
English on its Internet website
at www.cairnenergy.plc.uk or
another electronic information
delivery system generally
available to the public in its
primary trading market in either
case in compliance with Rule
12g32b under the Securities and
Exchange Act of 1934 as in
effect and applicable to that
issuer at that time.  However the
Depositary does not assume any
duty to determine if the issuer of
the Deposited Securities is
complying with the current
requirements of Rule 12g32b or
to take any action if that issuer
is not complying with those
requirements.
       The Depositary shall be
under no obligation to give
notice to the holder or Owner of
this Receipt of any meeting of
shareholders or of any report of
or communication from the
issuer of the Deposited
Securities or of any other matter
concerning the affairs of such
issuer except as herein expressly
provided.  The Depositary
undertakes to make available for
inspection by holders and
Owners of the Receipts at its
Corporate Trust Office any
reports and communication
received from the issuer of the
Deposited Securities that are
both i received by the
Depositary as the holder of the
Deposited Securities and ii
made generally available to the
holders of the Deposited
Securities by the issuer thereof.
 Such reports and
communications will be
available in the language in
which they were received by the
Depositary from the issuer of
the Deposited Securities except
to the extent if any that the
Depositary in its sole discretion
elects to both i translate into
English any of such reports or
communications that were not
in English when received by the
Depositary and ii make such
translations if any available for
inspection by holders and
Owners of the Receipts.  The
Depositary has no obligation of
any kind to translate any of such
reports or communications or to
make such translation if any
available for such inspection.
       The Depositary may in
its discretion exercise in any
manner or not exercise any and
all voting rights that may exist
in respect of the Deposited
Securities.  The Depositary may
but assumes no obligation to
notify Owners of an upcoming
meeting of holders of Deposited
Securities or solicit instructions
from Owners as to the exercise
of any voting rights with respect
to the Deposited Securities.
Upon the written request of the
Owner of this Receipt and
payment to it of any expense
involved the Depositary may in
its sole discretion but assumes
no obligation to exercise any
voting rights with respect to the
amount of the Deposited
Securities represented by the
American Depositary Shares
evidenced by this Receipt in
accordance with that request.
             8.
                    DISTR
IBUTIONS.
       Until the surrender of
this Receipt the Depositary a
shall distribute or otherwise
make available to the Owner
hereof at a time and in such
manner as it shall determine any
distributions of cash Shares or
other securities or property
other than subscription or other
rights and b may distribute or
otherwise make available to the
Owner hereof at a time and in
such manner as it shall
determine any distributions of
subscription or other rights in
each case received with respect
to the amount of Deposited
Securities represented hereby
after deduction or upon payment
of the fees and expenses of the
Depositary described in Article
13 below and the withholding of
any taxes in respect thereof
provided however that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances
which may be an opinion of
United States counsel that the
distribution is registered under
or is exempt from or not subject
to the registration requirements
of the Securities Act of 1933 or
any other applicable law.  If the
Depositary is not obligated
under the preceding sentence to
distribute or make available a
distribution under the preceding
sentence the Depositary may
sell such Shares other securities
subscription or other rights
securities or other property and
the Depositary shall distribute
the net proceeds of a sale of that
kind to the Owners entitled to
them after deduction or upon
payment of the fees and
expenses of the Depositary
described in Article 13 below
and the withholding of any taxes
in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for
distributed Shares or other
fractional securities the
Depositary may in its discretion
sell the amount of securities or
property equal to the aggregate
of those fractions.  In the case of
subscription or other rights the
Depositary may in its discretion
issue warrants for such
subscription or other rights
andor seek instructions from the
Owner of this Receipt as to the
disposition to be made of such
subscription or other rights.  If
the Depositary does not
distribute or make available to
Owners or sell distributed
subscription or other rights the
Depositary shall allow those
rights to lapse.  Sales of
subscription or other rights
securities or other property by
the Depositary shall be made at
such time and in such manner as
the Depositary may deem
advisable.
       If the Depositary shall
find in its opinion that any cash
distribution is not convertible in
its entirety or with respect to the
Owners of a portion of the
Receipts on a reasonable basis
into U.S. Dollars available to it
in the City of New York or if
any required approval or license
of any government or agency
for such conversion is denied or
is not obtainable within a
reasonable period the
Depositary may in its discretion
make such conversion and
distribution in U.S. Dollars to
the extent possible at such time
and rates of conversion as the
Depositary shall deem
appropriate to the Owners
entitled thereto and shall with
respect to any such currency not
converted or convertible either
i distribute such foreign
currency to the holders entitled
thereto or ii hold such currency
for the respective accounts of
such Owners uninvested and
without liability for interest
thereon in which case the
Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
             9.
                    RECO
RD DATES ESTABLISHED
BY DEPOSITARY.
       Whenever any cash
dividend or other cash
distribution shall become
payable or any distribution other
than cash shall be made or
whenever rights shall be offered
with respect to Deposited
Securities or whenever the
Depositary shall receive notice
of any meeting of Owners of
Deposited Securities or
whenever it is necessary or
desirable to determine the
Owners of Receipts the
Depositary will fix a record date
for the determination of the
Owners generally or the Owners
of Receipts who shall be entitled
to receive such dividend
distribution or rights or the net
proceeds of the sale thereof to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the
record date was set.
             10.
                    CHAN
GES AFFECTING
DEPOSITED SECURITIES.
       Upon i any change in
nominal value or any
subdivision combination or any
other reclassification of the
Deposited Securities or ii any
recapitalization reorganization
sale of assets substantially as an
entirety merger or consolidation
affecting the issuer of the
Deposited Securities or to which
it is a party or iii the redemption
by the issuer of the Deposited
Securities at any time of any or
all of such Deposited Securities
provided the same are subject to
redemption then and in any such
case the Depositary shall have
the right to exchange or
surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other
shares securities cash or
property to be issued or
delivered in lieu of or in
exchange for or distributed or
paid with respect to such
Deposited Securities.  Upon any
such exchange or surrender the
Depositary shall have the right
in its discretion to call for
surrender of this Receipt in
exchange upon payment of fees
and expenses of the Depositary
for one or more new Receipts of
the same form and tenor as this
Receipt but describing the
substituted Deposited Securities.
 In any such case the Depositary
shall have the right to fix a date
after which this Receipt shall
only entitle the Owner to
receive such new Receipt or
Receipts.  The Depositary shall
mail notice of any redemption
of Deposited Securities to the
Owners of Receipts provided
that in the case of any
redemption of less than all of
the Deposited Securities the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be
redeemed and shall mail notice
of redemption only to the
Owners of Receipts evidencing
those American Depositary
Shares.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares
designated for redemption after
the mailing of such notice of
redemption shall be to receive
the cash rights and other
property applicable to the same
upon surrender to the
Depositary and upon payment
of its fees and expenses of the
Receipts evidencing such
American Depositary Shares.
             11.
                    LIABI
LITY OF DEPOSITARY.
       The Depositary shall
not incur any liability to any
holder or Owner of this Receipt
i if by reason of any provisions
of any present or future law of
the United States of America
any state thereof or of any other
country or of any governmental
or regulatory authority or by
reason of any provision present
or future of the charter or
articles of association or similar
governing document of the
issuer or of the Deposited
Securities the Depositary shall
be prevented delayed or
forbidden from or subjected to
any civil or criminal penalty or
extraordinary expenses on
account of doing or performing
any act or thing which by the
terms hereof it is provided shall
be done or performed ii by
reason of any nonperformance
or delay caused as specified in
clause i above in the
performance of any act or thing
which by the terms of this
Receipt it is provided shall or
may be done or performed iii by
reason of any exercise of or
failure to exercise any discretion
provided for herein iv for the
inability of any Owner or holder
to benefit from any distribution
offering right or other benefit
which is made available to
holders of Deposited Securities
but is not made available to
Owners or holders v for any
special consequential or
punitive damages for any breach
of the terms of this Receipt or vi
arising out of any act of God
terrorism or war or any other
circumstances beyond its
control.
       The Depositary shall
not be responsible for any
failure to carry out any requests
to vote any Deposited Securities
or for the manner or effect of
any vote that is cast either with
or without the request of any
Owner or for not exercising any
right to vote any Deposited
Securities.
       The Depositary does not
assume any obligation and shall
not be subject to any liability to
holders or Owners hereunder
other than agreeing to act
without negligence or bad faith
in the performance of such
duties as are specifically set
forth herein.
       The Depositary shall be
under no obligation to appear in
prosecute or defend any action
suit or other proceeding in
respect of any of the Deposited
Securities or in respect of the
Receipts on behalf of Owners or
holders or any other persons.
 The Depositary shall not be
liable for any action or
nonaction by it in reliance upon
the advice of or information
from legal counsel accountants
or any other persons believed by
it in good faith to be competent
to give such advice or
information.
       The Depositary subject
to Article 14 hereof may itself
become the owner of and deal in
securities of any class of the
issuer of the Deposited
Securities and in Receipts of
this issue.
             12.
                    TERM
INATION OF AGREEMENT
AND SURRENDER OF THIS
RECEIPT.
       The Depositary may at
any time terminate the
agreement evidenced by this
Receipt and all other Receipts
by mailing notice of such
termination to the Owners of all
Receipts then outstanding at
their addresses appearing upon
the books of the Depositary at
least thirty days prior to the date
fixed in such notice for
termination.  On and after such
date of termination the Owner
hereof upon surrender of this
Receipt at the Corporate Trust
Office of the Depositary will be
entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions and upon payment of
a fee at the rates provided herein
with respect to the surrender of
this Receipt for Deposited
Securities and on payment of
applicable taxes and charges.
 The Depositary may convert
any dividends received by it in
cash after the termination date
into U.S. Dollars as herein
provided and after deducting
therefrom the fees of the
Depositary and referred to
herein and any taxes and
governmental charges and shall
thereafter hold the balance of
said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered
within thirty days after such
date of termination the
Depositary shall thereafter have
no obligation with respect to the
collection or disbursement of
any subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration
of three months from such date
of termination the Depositary
may sell any remaining
Deposited Securities in such
manner as it may determine and
may thereafter hold uninvested
the net proceeds of any such
sale or sales together with any
dividends received prior to such
sale or the U.S. Dollars received
on conversion thereof
unsegregated and without
liability for any interest thereon
for the pro rata benefit of the
Owners of the Receipts that
have not theretofore been
surrendered for cancellation
such Owners thereupon
becoming general creditors of
the Depositary with respect to
such net proceeds.  After
making such sale or if no such
sale can be made after the
expiration of one year from such
date of termination the
Depositary shall be discharged
from all obligations whatsoever
to the holders and Owners of the
Receipts except to make
distribution of the net proceeds
of sale and of such dividends
after deducting all fees charges
and expenses of the Depositary
or of the Deposited Securities in
case no sale can be made upon
surrender of the Receipts.
             13.
                    CERT
AIN FEES AND CHARGES
OF THE DEPOSITARY.
       The Depositary may
charge any party depositing or
withdrawing Shares any party
transferring or surrendering
Receipts any party to whom
Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or
distribution pursuant to Articles
8 or 10 or Owners as applicable
i fees for the delivery or
surrender of Receipts and
deposit or withdrawal of Shares
ii fees for distributing cash
Shares or other property
received in respect of Deposited
Securities iii taxes and other
governmental charges iv
registration or custodial fees or
charges relating to the Shares v
cable telex and facsimile
transmission expenses vi foreign
currency conversion expenses
and fees vii depositary servicing
fees and viii any other fees or
charges incurred by the
Depositary or its agents in
connection with the Receipt
program.  The Depositarys fees
and charges may differ from
those of other depositaries.  The
Depositary reserves the right to
modify reduce or increase its
fees upon thirty 30 days notice
to the Owner hereof.  The
Depositary will provide without
charge a copy of its latest
schedule of fees and charges to
any party requesting it.
       The Depositary may
charge fees for receiving
deposits and issuing Receipts
for delivering Deposited
Securities against surrendered
Receipts for transfer of Receipts
for splits or combinations of
Receipts for distribution of each
cash or other distribution on
Deposited Securities for sales or
exercise of rights or for other
services performed hereunder.
 The Depositary reserves the
right to modify reduce or
increase its fees upon thirty 30
days notice to the Owner hereof.
 The Depositary will provide
without charge a copy of its
latest fee schedule to any party
requesting it.
             14.
                    PRER
ELEASE OF RECEIPTS.
       Notwithstanding any
other provision of this Receipt
the Depositary may execute and
deliver Receipts prior to the
receipt of Shares PreRelease.
The Depositary may deliver
Shares upon the receipt and
cancellation of Receipts which
have been PreReleased whether
or not such cancellation is prior
to the termination of such
PreRelease or the Depositary
knows that such Receipt has
been PreReleased.  The
Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.
 Each PreRelease will be
a preceded or accompanied by a
written representation from the
person to whom Receipts or
Shares are to be delivered that
such person or its customer
owns the Shares or Receipts to
be remitted as the case may be
b at all times fully collateralized
with cash or such other
collateral as the Depositary
deems appropriate c terminable
by the Depositary on not more
than five 5 business days notice
and d subject to such further
indemnities and credit
regulations as the Depositary
deems appropriate.  The number
of American Depositary Shares
which are outstanding at any
time as a result of PreReleases
will not normally exceed thirty
percent 30% of the Shares
deposited with the Depositary
provided however that the
Depositary reserves the right to
change or disregard such limit
from time to time as it deems
appropriate.
       The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
             15.
                    COMP
LIANCE WITH U.S.
SECURITIES LAWS.
       Notwithstanding any
terms of this Receipt to the
contrary the Depositary will not
exercise any rights it has under
this Receipt to prevent the
withdrawal or delivery of
Deposited Securities in a
manner which would violate the
United States securities laws
including but not limited to
Section 1A1 of the General
Instructions to the Form F6
Registration Statement as
amended from time to time
under the Securities Act of
1933.
             16.
                    GOVE
RNING LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
       This Receipt shall be
interpreted and all rights
hereunder and provisions hereof
shall be governed by the laws of
the State of New York.
       All actions and
proceedings brought by any
Owner or holder of this Receipt
against the Depositary arising
out of or relating to the Shares
or other Deposited Securities
the American Depositary Shares
or the Receipts or any
transaction contemplated herein
shall be litigated only in courts
located within the State of New
York.
       EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES TO
THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY
SUIT ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR
RELATING TO THE SHARES
OR OTHER DEPOSITED
SECURITIES THE
AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS
OR ANY TRANSACTION
CONTEMPLATED HEREIN
OR THE BREACH HEREOF
INCLUDING WITHOUT
LIMITATION ANY
QUESTION REGARDING
EXISTENCE VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT
TORT OR ANY OTHER
THEORY.
             17.
                    AMEN
DMENT OF RECEIPTS.
       The form of the
Receipts and the agreement
created thereby may at any time
and from time to time be
amended by the Depositary in
any respect which it may deem
necessary or desirable. Any
amendment which shall
prejudice any substantial
existing right of Owners shall
not become effective as to
outstanding Receipts until the
expiration of thirty 30 days after
notice of such amendment shall
have been given to the Owners
of outstanding Receipts
provided however that such
thirty 30 days notice shall in no
event be required with respect to
any amendment which shall
impose or increase any taxes or
other governmental charges
registration fees cable telex or
facsimile transmission costs
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time
any amendment so becomes
effective shall be deemed by
continuing to hold such Receipt
to consent and agree to such
amendment and to be bound by
the agreement created by
Receipt as amended thereby. In
no event shall any amendment
impair the right of the Owner of
any Receipt to surrender such
Receipt and receive therefor the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced
thereby except in order to
comply with mandatory
provisions of applicable law.